EXHIBIT 10.70

                               MARKETING AGREEMENT

        This Marketing Agreement ("Agreement") is between Nelnet, Inc., a Nebraska corporation located at 121 S. 13th Street, Suite 201, Lincoln, NE ("Nelnet"), and INFINET Integrated Solutions, Inc., an Illinois corporation ("INFINET").

        It is effective on May 1, 2004 ("Effective Date").

                                   BACKGROUND

        Nelnet markets and sells Student Loan Services to colleges and universities

        INFINET markets and sells a suite of electronic-payment products and services to customers in the education market.

        Nelnet and INFINET desire to establish joint marketing and sales efforts under which Nelnet will represent and market INFINET's products, and services in the education market.

        The parties therefore agree to the following terms and conditions.

1.      DEFINITIONS

        "Education Market" shall mean the secondary-education and higher-education market.

        "End User" shall mean a person who uses an INFINET Product to make an electronic payment to an Institutional Customer.

        "INFINET Products" shall mean INFINET's QUIKPAY(R) suite of electronic-payment products and services for post-secondary education.

        "INFINET Site" means INFINET's web site located at http://www.infinet-inc.com (or any replacement or successor address).

        "Link" means a visible graphic or textual indication located within a web site page which, when selected by a user's browser, directs the user's internet browser connection onward to a specified page on the same or any other web site via a uniform resource locator (URL) (whether perceptible or not) and which establishes a direct connection between the browser and the new page.

        "Institutional Customer" shall mean a customer that is a post-secondary education or higher-education institution.

        "Marks" of a party shall mean the trademarks, service marks, logos, or trade names used in association with that party's goods, services, or business.

        "Nelnet Product Specialist" means any Nelnet employee (minimum of two) who has been trained in-depth on the INFINET Products and who has the responsibility as the primary interface to the prospective Institutional Customer and INFINET.


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        "Nelnet Services" means Nelnet's products and services including those available through the Nelnet Site.

        "Nelnet Site" means Nelnet's web site located at http://www.nelnet.net (or any replacement or successor address) and all third party co-branded or mirrored addresses or sites thereof.

        "Qualified Sales Lead" or "QSL" means each qualified prospective Institutional Customer generated by Nelnet on behalf of INFINET as defined by the following: prospective Institutional Customer has a need for the INFINET Products, has the budget approved for the INFINET Products, the key decision makers have been in contact with the Nelnet sales representative and the Nelnet Product Specialist has had at least one meeting with the Institutional Customer where they provided a demonstration of the INFINET Products and they have confirmed that the prospective Institutional Customer is a serious target account for both Nelnet and INFINET. All information including contacts, notes, background, etc., must be released to INFINET as part of the QSL process.

2.      MARKETING BY NELNET

        2.1 Nelnet is hereby authorized to and may market the INFINET Products jointly with INFINET to current or potential Institutional Customers in the Education Market.

        2.2 In connection with its marketing under this Agreement, Nelnet is licensed to use the Marks associated with INFINET and the INFINET Products ("INFINET Marks"). If Nelnet uses any such INFINET Marks on its materials, then Nelnet shall follow INFINET's guidelines for use of each such INFINET Mark and also place the notices "powered by INFINET Solutions" and "QUIKPAY(R) or [the INFINET Mark being used] is a mark of INFINET Solutions" on the materials. Nelnet's use of the INFINET Marks is subject to commercially reasonable mark-license practices, including INFINET's right to review and control the use of the INFINET Marks, the nature and quality of the associated goods and services, and Nelnet's compliance with the trademark guidelines. Nelnet shall not use or attempt to register any marks confusingly similar to the INFINET Marks, nor aid any third party to do so, with respect to any goods in any country of the world. Except as provided in this Agreement, no licenses of INFINET's Marks are granted or implied.

        2.3 In connection with its marketing under this Agreement, INFINET is licensed to use the Marks associated with Nelnet and the Nelnet Services ("Nelnet Marks"). If INFINET uses any such Nelnet Marks on its materials, then INFINET shall follow Nelnet's guidelines for use of each such Nelnet Mark and also place the notice "Nelnet or [the Mark being used] is a mark of Nelnet, Inc." on the materials. INFINET's use of the Nelnet Marks is subject to commercially reasonable mark-license practices, including Nelnet's right to review and control the use of the Nelnet Marks, the nature and quality of the associated goods and services, and INFINET's compliance with the trademark guidelines. INFINET shall not use or attempt to register any marks confusingly similar to the Nelnet Marks, nor aid any third party to do so, with respect to any goods in any country of the world. Except as provided in this Agreement, no licenses of Nelnet's Marks are granted or implied.
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3.      MARKETING SUPPORT

        3.1 Nelnet's Obligations. Nelnet agrees to undertake the following obligations hereunder:

        (a) Work with INFINET to package the offering of services in a manner conducive to each party promoting the other parties services along with its own.

        (b) Work with INFINET to develop appropriate marketing materials to promote both parties' services. All costs associated with the development of the marketing materials to be used by Nelnet shall be borne by Nelnet.

        (c) Conduct joint marketing activities with INFINET to promote the parties' services, including by way of example, webcasts, conferences, speaking engagements and user group meetings.

        (d) Establish a Web page and Link from the Nelnet Site to the INFINET Site that describes the INFINET Products in a manner acceptable to both parties.

        (e) Generate QSL's for INFINET Products and provide QSL's to INFINET to continuation and completion of sales process. Nelnet Product Specialists are to remain involved in the sales process after providing the QSL to INFINET.

        (f) Share in the cost of INFINET Products set up charges at certain Institutional Customer sites as agreed between Nelnet and INFINET. For Institutional Customers with less than five hundred
               (500) full time equivalent students (FTE'S) the cost of set up will be divided evenly between Nelnet, INFINET and the Institutional Customer or as agreed to by the parties on a case by case basis.

        3.2 INFINET's Obligations. INFINET agrees to undertake the following obligations hereunder:

        (a) Work with Nelnet to package the offering of services in a manner conducive to each party promoting the other parties services along with its own.

        (b) Work with Nelnet to develop appropriate marketing materials to promote both parties' services.

        (c) Conduct joint marketing activities with Nelnet to promote the parties' services, including by way of example, webcasts, conferences, speaking engagements and user group meetings.

        (d) Establish a Web page and Link from the INFINET Site to the Nelnet Site that describes the Nelnet Services in a manner that is acceptable to both parties.

        (e) Track and maintain a log of QSL's submitted by Nelnet and issue a report on a quarterly basis to advise Nelnet of sales progress.
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        (f)    Generate a quarterly report of all Nelnet-generated Institutional
               Customers, total revenue and Nelnet percentage of revenue, in order to generate payment to Nelnet.

4.      COVENANTS AS TO MARKETING

        4.1 Nelnet covenants that its marketing efforts provided for in this Agreement shall at all times comply with all applicable laws, rules, and regulations and will not contain any material that is obscene, threatening, fraudulent, harassing, libelous, materially false, misleading, inaccurate, or otherwise illegal.

        4.2 Nelnet covenants that it shall not make any assertions or warranties as to the performance of the INFINET Products or services unless such assertions or warranties are approved in advance in writing by INFINET.

        4.3 Nelnet covenants that it shall not conduct marketing efforts in a manner that would diminish the reputation of INFINET or INFINET's plans, products or services.

5.      OWNERSHIP

        5.1 INFINET reserves for itself and its licensors all right, title and interest in and to the INFINET Products, the Confidential Information of INFINET (as defined in Section 11), including, without limitation, all copyrights, patents and other intellectual proprietary rights. All rights not expressly granted in this Agreement are reserved.

        5.2 Nelnet acknowledges that nothing contained in this Agreement transfers to it any right, title or proprietary interest (including without limitation any intellectual-property rights), in any part of INFINET's marketing materials or efforts, the INFINET Products or any proprietary information (including without limitation any Marks, trade secrets, know how, inventions, patents (including any applications, extensions, continuations, renewals and re-issues thereof), copyrights, designs and industrial designs).

        5.3 Nelnet reserves for itself all right, title and interest in and to the Confidential Information of Nelnet (as defined in Section 11), and all copyrights, patents and other intellectual proprietary rights. All rights not expressly granted in this Agreement are reserved.

6.      PAYMENTS BY INFINET

        If INFINET gains an Institutional Customer for the INFINET Products through a QSL from Nelnet and a contract with such Institutional Customer is executed within 12 months of the first meeting between INFINET and that Institutional Customer, then INFINET shall pay to Nelnet a commission equal to ten percent (10%) of the INFINET Product eBill and ePaymentTransaction-fee revenue collected by INFINET from that Institutional Customer during the initial term of the agreement with the Institutional Customers, which initial term shall be for a minimum of (3) years. Notwithstanding the foregoing, if the Institutional Customer terminates its agreement prior to the end of the three
(3) year term set forth above or signs an agreement for less than a three (3) year term, INFINET shall be relieved of its commission obligation to Nelnet as of the date of such termination.

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        6.1 Nelnet will make available information regarding the INFINET
Products as part of its service offerings, and will market the INFINET Products to its existing and potential Institutional Customers. However, INFINET will have all sales responsibilities for the INFINET Products, with assistance from Nelnet Product Specialists.

        6.2 Nelnet will prominently display the INFINET logos and the INFINET Product logos on its marketing materials as Nelnet deems appropriate, and will include a description of the alliance between the two firms on its website.

7.      TERMS OF PAYMENTS

        7.1 Commissions shall be due from INFINET to Nelnet each calendar quarter. Commission payments shall be made within thirty days of the end of each calendar quarter.

        7.2 Each payment shall include reasonable supporting documentation sufficient to enable the recipient to confirm the accuracy of the payment. INFINET shall allow Nelnet (on not more than one occasion in any twelve-month period) to examine its financial books and records, solely to determine compliance with the payment obligations of the Agreement. Any such examination shall be at the sole expense of Nelnet. An examination may only be conducted by authorized representatives of Nelnet and during regular business hours of INFINET. Nelnet shall give ten-business-days' written notice of an examination and the name of each representative conducting the examination. In no event shall an examination be conducted contrary to any privacy or other confidentiality obligations imposed by law or agreement with a third party.

8.      NON-SOLICITATION OF EMPLOYEES

        8.1 During the Term of this Agreement neither party shall solicit the employees or contractors of the other party for employment, or contract with the employees of the other party unless mutually agreed in writing by Nelnet and INFINET. This provision shall survive the expiration or termination of this Agreement by two years.

        8.2 This Section 8 shall not restrict the right of Nelnet or INFINET to solicit or recruit generally in the media, and shall not prohibit Nelnet or INFINET from hiring any employee of the other who answers any advertisement, responds to such general recruiting efforts, or who otherwise voluntarily applies for employment without having been personally solicited or recruited by the other party.

9.      INDEMNITY

        9.1 Each party (the "Indemnifying party") shall indemnify the other party (the "Indemnified party") from and against any and all third-party claims (including damages, attorneys' fees, and costs) arising (i) solely out of the actions of the Indemnifying party under this Agreement or (ii) solely from the Indemnified party's use of the Indemnifying party's Mark under this Agreement, provided as a condition precedent that:

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        (a)     the Indemnifying party has sole control of the defense and settlement of the claim; provided that the Indemnifying party will obtain the Indemnified party's prior written consent before entering into a settlement that would attribute fault to the Indemnified party and

        (b) the Indemnified party promptly notifies the Indemnifying party following receipt of the claim, providing the Indemnifying party with information reasonably available to the Indemnified party and any reasonable assistance related to the claim (including without limitation requested documents and information) at the Indemnifying party's expense as the Indemnifying party requests from time to time.

        9.2 Neither party shall have liability under Section 9.1 for any infringement claim based on or to the extent arising from an unauthorized combination or alteration of the Marks, or unauthorized use of the Marks in any way not in strict compliance with the written quality standards of the party owning the Marks.

        9.3 The Indemnifying party's obligation to defend, indemnify and hold harmless the Indemnified Party, as applicable, pursuant to this Section 9 shall be subject to the Indemnified Parties having given the Indemnifying Party prompt written notice of the applicable claim, and information and reasonable assistance, at the Indemnifying Party's expense, for the defense or settlement thereof. The Indemnifying Party shall have sole control of the defense and settlement of such claim, provided that the indemnifying party shall not settle such claim in a manner which imposes any obligation on the indemnified party without, the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld. The indemnified parties shall be entitled to engage counsel at its sole expense to consult with the indemnified parties with respect to the defense of the claim.

10.     TERM AND TERMINATION

        10.1 This Agreement shall have an initial term (the "Initial Term") of three years from the Effective Date and shall be subject to succeeding renewal terms of one year (each a "Renewal Term") unless within not less than 90 days prior to the scheduled expiration of the Initial Term (or any succeeding Renewal Terms), either party (the "Terminating Party") shall have delivered written notice to the other party of the Terminating Party's election to not extend the Initial Term (or, as the case may be, any succeeding Renewal Term), in which case the Agreement shall terminate upon the last day of the Initial Term (or, as the case may be, upon the last day of any succeeding Renewal Term).. The Initial Term together with any Renewal Term is hereinafter referred to as the "Term."

        10.2 Either party may terminate this Agreement if the other party does not cure a material breach of this Agreement within sixty (60) days after receiving written notice of the breach.

        10.3 Either party may terminate this Agreement effective immediately and without notice if the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within sixty (60) days).

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        10.4 Either party may terminate this Agreement effective upon seven (7)
days notice if such party, after consultation with legal counsel, reasonably believes that the activities of the other Party or the content of such other Party's Web Site or the statements of opinions express on or through such web site, whether in connection with this Agreement or otherwise, has or is substantially likely to expose such Party to criminal or civil liability.

        10.5 Upon termination of this Agreement under this Section 10, (i) all Mark licenses granted under this Agreement shall immediately terminate and each party shall immediately cease use of the other party's Marks, (ii) each party shall immediately cease use of and return to the other party all of the other party's Confidential Information and (iii) each party shall provide an accounting of all payments due or accrued.

        10.6 This Section 10 shall survive termination until all obligations have been fulfilled. Sections 5, 9, 11 and 12 shall survive termination of this Agreement.

        10.7 Any termination of this Agreement under this Section 10 is without prejudice to any other rights or remedies a party may be entitled to under this Agreement or at law. It does not affect any accrued rights or liabilities of either party nor any provision which is expressly or by implication intended to come into force on, or continue in force after, termination.

11.     CONFIDENTIALITY

        11.1 Either Party (the "Disclosing Party") may from time to time disclose Confidential Information to the other Party (the "Recipient"). "Confidential Information" is all information relating directly or indirectly to the Disclosing Party or the business, strategies, technology, intellectual property, products, markets, condition (financial or other), operations, internal structure or prospects of the Disclosing Party WHICH is conveyed to the Recipient (whether orally, in writing, via Internet transmittal or otherwise), or which the Recipient otherwise learns or obtains, through observation or through analysis of such information, data or knowledge, and is marked as "confidential" or "proprietary," which is identified as "confidential" prior to disclosure, or which, under all the circumstances, the Recipient ought reasonably believe to be deemed to be confidential or proprietary.

        11.2 Recipient will keep in confidence and will not disclose or disseminate, or permit any employee, agent or other person working under Recipient's direction to disclose or disseminate, the existence, source, content or substance of any Confidential Information to any other person. In the event that Recipient is requested by a government and/or regulatory authority or becomes legally compelled to disclose any of the Confidential Information, Recipient will provide the Disclosing Party with prompt notice of such request so that the Disclosing Party may seek an appropriate protective order or other appropriate remedy and Recipient shall cooperate with the Disclosing Party in such efforts. If a protective order or other remedy is not obtained and the Recipient is compelled to disclose any of the Confidential Information, the Recipient may furnish that portion (and only that portion) of the Confidential Information that is legally required to be disclosed.

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        11.3 In performing its obligations under this Section 11, Recipient will employ at least the same degree of care as Recipient employs with respect to its own confidential information, but in no event less than a reasonable degree of care, to protect against disclosure of the Confidential Information. Recipient will provide its employees and independent contractors with access to the Confidential Information only on a need-to-know basis. Recipient agrees to clearly inform its employees of these confidentiality obligations and require independent contractors to execute a non-disclosure agreement with Recipient that imposes a duty to maintain the confidentiality of information identified or described as confidential by Recipient. Recipient will not copy or load any of the Confidential Information onto any computing device or store the Confidential Information electronically except in circumstances in which Recipient has taken precautions consistent with this Section 11 to prevent access to the information stored on such device or electronic storage facility by anyone other than the persons entitled to receive the Confidential Information hereunder.

        11.4 INFINET agrees that all information related to or contained in documents subject to this Agreement, including without limitation "Nonpublic Personal Information" (as such term is defined in the regulations implementing Subtitle A of Title V of the Graham-Leach-Bliley Act, Pub. L. 106-102, codified at 15 U.S.C. 6801 et seq.), received or obtained, directly or indirectly, by infiNET pursuant to or in connection with of this Agreement, (hereinafter collectively referred to as "NPI") constitutes Confidential Information of Nelnet, and INFINET shall keep all such NPI in strictest confidence on Nelnet's behalf.

12.     REPRESENTATIONS AND WARRANTIES

        12.1. INFINET represents and warrants that: (a) INFINET has full authority to enter into this Agreement; and (b) INFINET will comply with all applicable federal, state and local laws in the performance of its obligations hereunder, including but not limited to laws concerning student and financial disclosures.

        12.2. Nelnet represents and warrants that: (a) Nelnet has full authority to enter into this Agreement; and (b) Nelnet will comply with all applicable federal, state and local laws in the performance of its obligations hereunder, including but not limited to laws concerning student and financial disclosures.

        12.3 THE WARRANTIES SET FORTH IN ABOVE ARE THE ONLY WARRANTIES MADE BY THE PARTIES. THE PARTIES EXPRESSLY DISCLAIM, AND HEREBY EXPRESSLY WAIVE, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OR GUARANTEES AS TO THE ACCURACY OF THE INFINET PRODUCTS; THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; THAT THE INFINET PRODUCTS WILL OPERATE ERROR FREE; THAT ANY PERCEIVED DEFECTS IN the INFINET Products WILL BE CORRECTED; OR THAT THE USE OF THE INFINET PRODUCTS WILL NOT BE INTERRUPTED DUE TO DEFECT OR THE FAULT OF ANY PERSON, ENTITY OR SYSTEM. WITHOUT LIMTATION ON THE FOREGOING, INFINET PROVIDES THE INFINET PRODUCTS "AS IS."

13.     ASSIGNMENT

        Neither party may assign all or any part of this Agreement, except to a party's affiliate, without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding on the parties hereto and their successors and permitted assigns.

14.     ENTIRE AGREEMENT

        This Agreement constitutes the entire agreement between the parties concerning its subject matter and supersedes all written or oral prior agreements or understandings with respect to its subject matter.

15.     COUNTERPARTS

        This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all that together shall constitute a single instrument.

16.     AMENDMENT

        This Agreement may only be amended by written agreement between the parties.

17.     SEVERABILITY

        This Agreement is subject to the restrictions, limitations, terms and conditions of all applicable laws, governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof or thereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein. The parties shall endeavor to carry into the intent of the severed portion to the extent permitted by law.

18.     FURTHER ASSURANCES

        Each party agrees to execute and deliver such documents as may be required to implement any part of this Agreement.

19.     WAIVER

        The failure or delay by either party to exercise or enforce any of its rights or to enforce any obligation which the other party is in breach of under this Agreement is not a waiver of that right and will not bar enforcement of that obligation (or any similar or other obligation) at that time or at any subsequent time.

20.     RELATIONSHIP OF PARTIES

        The parties are and shall remain independent contractors. Nothing in this Agreement establishes a partnership, joint venture, franchise, or agency relationship between the parties.

21.     PUBLICITY AND DISCLOSURE

        Unless mutually agreed upon by the parties, no party shall originate any publicity, news release, or other public announcement, written or oral, whether to the public, press, stockholders, or otherwise, relating to this Agreement, any amendment to this Agreement or performance under this Agreement, save only such announcement as in the opinion of legal counsel to the party making such announcement is required by law to be made. The party making such announcement shall give the other party an opportunity to review the form of the announcement before it is made. The parties acknowledge that either party may file this Agreement with the Securities and Exchange Commission pursuant to applicable regulations.

22.     NOTICES

        Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to INFINET:
                      INFINET Integrated Solutions, Inc.
                      1425 East Busch Parkway
                      Buffalo Grove, Illinois  60089
                      Telephone:    (847) 821-3880
                      Facsimile:    (847) 821-3881
                      Attention:    Harvey C. Gannon
        With a copy to:
                      Gardner, Carton & Douglas
                      191 N. Wacker Drive
                      Suite 3700
                      Chicago, Illinois  60606
                      Telephone:    (312) 569-1118
                      Facsimile:    (312) 569-3118
                      Attention:    John P. Goebel
        If to Nelnet:
                      Nelnet, Inc.
                      3015 S. Parker Road, Suite 400
                      Aurora, CO 80014
                      Telephone:    303 696 5126
                      Facsimile:
                      Attention:    Alina Laikola, Director, Campus Solutions

        With a copy to:
                      Nelnet, Inc.
                      3015 S. Parker Road, Suite 400
                      Aurora, CO 80014

                      Telephone:    303 696 5411
                      Facsimile:    303 696 5640
                      Attention:    General Counsel
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

23.     LAW

        The laws of the State of Illinois govern this Agreement.


Nelnet, Inc.                                INFINET Integrated Solutions, Inc.


By:  /s/ Todd Eicher                        By:  /s/ Harvey Gannon
---------------------------------           -----------------------------------
Name:   Todd Eicher                         Name:   Harvey Gannon
Title:  Executive Director                  Title:  Chief Executive Officer